Exhibit 5.1

March 28, 2016

Aeglea BioTherapeutics, Inc.

901 S. MoPac Expressway

Barton Oaks Plaza One

Suite 250

Austin, TX 78746

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 (File Number 333-205001) (the “Registration Statement”) filed by Aeglea BioTherapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on June 16, 2015, as subsequently amended on July 8, 2015, September 14, 2015, November 5, 2015, March 14, 2016 and March 28, 2016 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 4,025,000 shares of the Company’s Common Stock (the “Common Stock”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	the Company’s Restated Certificate of Incorporation, certified by the Delaware Secretary of State on March 28, 2016 (the “Pre-Effective Restated Certificate”) and the Restated Certificate of Incorporation that the Company intends to file and that will be effective upon the consummation of the sale of the Common Stock (the “Post-Effective Restated Certificate”).

(2)	the Company’s Bylaws, certified by the Company’s Secretary on March 10, 2015 (the “Bylaws”), and the Restated Bylaws that the Company has adopted in connection with, and that will be effective upon, the consummation of the sale of the Common Stock (the “Post-Effective Bylaws”).

(3)	the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

(4)	the prospectus prepared in connection with the Registration Statement (the “Prospectus”).

March 28, 2016

(5)	the underwriting agreement to be entered into by and among the Company and the several Underwriters named in Schedule A thereto.

(6)	the minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and stockholders (the “Stockholders”) at which, or pursuant to which, the Pre-Effective Restated Certificate, the Post-Effective Restated Certificate, the Bylaws and the Post-Effective Bylaws were approved.

(7)	the minutes of meetings and actions by written consent of the Board and Stockholders at which, or pursuant to which, the sale and issuance of the Common Stock and related matters were adopted and approved.

(8)	the stock records for the Company that the Company has provided to us (consisting of a list of stockholders and a list of option and warrant holders respecting the Company’s capital stock and of any rights to purchase capital stock that was prepared by the Company and dated March 25, 2016 verifying the number of such issued and outstanding securities).

(9)	a Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated March 25, 2016, stating that the Company is qualified to do business and in good standing under the laws of the State of Delaware (the “Certificate of Good Standing”).

(10)	a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document referenced in clauses (6) and (7) above to us.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and of the Delaware General Corporation Law and reported judicial decisions relating thereto.

In connection with our opinion expressed in paragraph (2) below, we have assumed that, at or prior to the time of the delivery of any shares of Common Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Common Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Common Stock.

March 28, 2016

Based upon the foregoing, we are of the following opinion:

(1) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware; and

(2) the up to 4,025,000 shares of Common Stock to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and in accordance with the resolutions adopted by the Board and to be adopted by the Pricing Committee of the Board, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ Fenwick & West LLP